Exhibit 10.28
                                                                   -------------


[LOGO - SBS INTERACTIVE, CO.]

4211 Yonge Street
Suite 235
Toronto, Ontario, M2P 2A9
Tel:  416.223.4045
Fax:  416.223.4046


May 10, 2004

Mr. Mickey Kalra
Chief Executive Officer
Mr. Sandy Kalra
President
Kick Communications, Inc.
1979 Marcus Avenue
Suite 210
Lake Success, New York 11042

Dear Mickey:

SBS Interactive, Co. ("SBS") is the owner of certain patent and trade marks for the Side by Side Keyer Units and has been granted exclusive rights by Ultimatte Corporation ("Ultimatte") to commercially exploit Ultimatte's patented "blue screen" imaging process (the "Ultimate Technology") using the Side by Side Keyer Units. The Side by Side Keyer Units captures an image and home environment and merges it on a monitor with a pre-recorded foreground video source.

This letter will serve to confirm the terms upon which SBS provide the following services:

a) the production of the Content. The Content is specified as Insert A.1 in Schedule "A" annexed hereto;

b)   the manufacture of the Copy of the Product; and

c)   the sale of the Side-by-Side Keyer Units.

In this Letter Agreement, Kick Communications shall be referred to as the "Client". When signed by both of us, this letter shall be a binding contract between us. Timing as to when the contract begins to take effect and to what extent will be determined by other action points so stated in this document. Schedules "A", "B" and "C" annexed hereto and initialled by each of us form an integral part of this contract. All capitalized terms not otherwise defined herein are as defined in Schedule "C" annexed hereto.

A.   CONTENT PRODUCTION

1. SBS hereby agrees to provide the following personnel and facilities (the "Project Services"):

     a)   the Location;

     b)   the Technical Personnel; and

     c) such other services or personnel as may be agreed to by the Parties in writing.



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2.   The Project Services shall be rendered to the Client in accordance with:

     a)   the Content;

     b)   the terms and conditions contained in this Letter Agreement;

     c)   the schedules annexed hereto and made part hereof;

     d)   the practice set by the local film and television industry; and

     e) with such other and further changes (if any) as the parties hereto may agree upon from time to time.

3. Unless otherwise agreed to in writing by SBS and except for the Project Services, the Client shall:

     a) engage, employ and contract for the services of all personnel, goods and/or services involved in the production of the Content;

     b) obtain all exhibition and exploitation rights from such personnel necessary and sufficient for the full and complete enjoyment by the Client of all rights of exploitation in and to the Content, to the maximum extent permitted by applicable union or guild collective agreements or codes having jurisdiction;

     c) obtain and cause to be maintained during the course of the production of the Content, all workmen's compensation and similar employer insurance, if applicable, as well as perform and abide by all other employer functions considered reasonable and prudent in the management and production of like undertakings in the jurisdiction in which the Content is being produced.

4. In consideration of SBS providing the Project Services, the Client hereby agrees to pay to SBS and SBS hereby agrees to accept, a sum to be agreed by the Parties and inserted into Schedule "A" annexed hereto (the "Project Fee").

     a) the sum to be inserted into in Schedule "A" annexed hereto, will be agreed by the Parties after the execution of this Letter Agreement (the receipt and sufficiency whereof is hereby by SBS acknowledged); and

     b) as to the balance thereof, upon delivery to the Client of a completed master Copy of the Product.

     c) this contract becomes non-binding should the Parties not agree the SBS's cost of Project Services

     SBS shall be responsible for the payment of all expenses for the Project Services. Other than the expenses for the Project Services, the Client will reimburse SBS for all additional expenses reasonably required for performing the Project Services and acquiring, making and delivering the Content.

5.   The parties hereto acknowledge, understand and agree that:

     a) all right, title and interest in and to the Content (including copyright) shall be and is the sole and absolute property of the Client in and throughout the universe. Without limiting the generality of the foregoing, the parties hereby acknowledge all of the Client's present and future right, title and interest (including copyright) in and to the Content (and in and to any and all rights, titles and interests constituting the same or flowing there from) are free and clear of all liens, mortgages, security interests, charges, encumbrances and equities of any kind or nature whatsoever either by or through SBS, its successors and assigns.


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     b)   in consideration of, and conditional upon the payment to SBS of the
          Project Fee and the performance of observance by the Client of its other obligations set forth herein, SBS hereby grants to the Client the exclusive right, license and privilege, for the remainder of the copyright in and to the Content and to use the Content as a work (as opposed to the component elements thereof) in the form provided by SBS and without further modification or editing.

6. The parties hereto acknowledge, understand and agree that SBS shall be entitled to on-screen credits in the main titles of the Product on a separate card reading substantially as follows:

     "Technical Production for Kick Communications by SBS Interactive, Co. and Ultimatte Corporation."

7. SBS may assign its rights and obligations hereunder to Ultimatte or to an associate or affiliate of Ultimatte.

8. The Client may assign its rights and obligations hereunder to an associate or affiliate of the Client


B.   MANUFACTURE OF COPIES OF THE PRODUCT

     Subsequent to the approval in writing by the Client of the Content, SBS shall arrange for Copies of the Product to be made available to the Client at facilities selected by SBS. The sale of the Copies of the Product shall be in accordance with SBS's standard form conditions of sale then in effect and otherwise in accordance with standard industry terms and conditions. The client may at any time refuse to allow SBS to manufacture Copies of the Product if the Client is not entirely satisfied with SBS's "standard form conditions of sale then in effect" The costs for the Copies of the Product, when agreed by the Parties, will be set out in Schedule "B" and annexed hereto.


C.   SALE OF KEYER UNITS

     Subsequent to the approval of the Content, the Client and SBS shall discuss and determine the terms and conditions of "Production and Purchase Agreement of the Side by Side Keyer Units", and shall enter into such Agreement, under which SBS agrees to manufacture and supply the Side by Side Keyer Units to the Client and the Client agrees to purchase the Side by Side Keyer Units exclusively from SBS. The sale of the Side by Side Keyer Units shall be in accordance with SBS's standard form conditions of sale then in effect and otherwise in accordance with standard industry terms and conditions. The cost for the Side-by-Side Keyer Units will be set out in a Production and Purchase Agreement to be annexed to this contract. The client reserves the right to terminate this Agreement, if at the time of pricing the Keyer Units, the Client has not seen, and is not fully satisfied, with a product demonstration of a fully functional, `production line Keyer system' and the necessary component parts.

D.   GENERAL TERMS AND CONDITIONS

1.   SBS hereby represents and warrants that:

     a) it is a corporation duly incorporated and organized under the laws of the State of Florida and it is in good corporate standing and will remain so until the Product is completed. SBS has the corporate power to enter into and perform this Letter Agreement. All corporate action necessary to authorize the execution, delivery and performance of this Letter Agreement has been duly taken and all necessary authorizations and approvals have been received. The execution, delivery and performance of this Letter Agreement does not violate or conflict with the charter documents or by-laws of SBS and does not violate or conflict in any way with the terms and provisions of any judgement, order, indenture, mortgage, debenture, agreement or undertaking to which it is a party or by which it is or its property is bound.


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     b)   there are no contracts or other obligations outstanding that are in any way in conflict or inconsistent with the terms of this Letter Agreement, and to the best of SBS's knowledge, there are no claims, liens, encumbrances or rights in and to the Product of which the Client is not unaware which can or will impair the distribution, production and exploitation of the Product and SBS will not in future enter into any other agreement which is inconsistent with or in conflict with any terms of this Letter Agreement.

     c) there is no litigation, claim or other proceeding of any nature outstanding against SBS nor, to the knowledge of SBS is any claim, litigation or other proceeding threatened against SBS before any court, tribunal or other body which, if determined unfavourably could adversely effect the performance of SBS and its obligations under this Letter Agreement.

2.   The Client hereby represents and warrants that:

     a) it is not a corporation duly incorporated and organized under the laws of its jurisdiction of incorporation and therefore it is not in good corporate standing. The Client is a partnership and has the power to enter into and perform this Letter Agreement. All company action necessary to authorize the execution, delivery and performance of this Letter Agreement has been duly taken and all necessary authorizations and approvals have been received. The execution, delivery and performance of this Letter Agreement does not violate or conflict with the charter documents or by-laws of the Client and does not violate or conflict in any way with the terms and provisions of any judgement, order, indenture, mortgage, debenture, agreement or undertaking to which it is a party or by which it or its property is bound.

     b) the Client shall, in timely fashion, pay and satisfy all residual, re-use fees and other fees required to be paid pursuant to collective bargaining agreements in connection with the Client exploitation of the rights in and to the Product hereby granted to the Client. Client acknowledges that there are no fees agreed to at this time.

     c) that the Content will not violate or infringe upon any copyright (whether literary, dramatic, musical or otherwise) trade mark, trade name or contract or property or personal right of privacy or other right of any person or constitute an act of unfair competition or contain a libel or slander of any person.

     d) the Client either has or will obtain all necessary rights, licenses and consents from, without limitation, all creative and technical personnel associated with the production of the Content, performing rights societies and unions and guilds, as applicable, necessary to exploit the rights in and to the Product, subject to the payment of the residual, re-use and other use required to be paid pursuant to collective bargaining or other licensing agreements.

3.   a)   SBS hereby covenants and agrees to indemnify the Client, its successors, licensees and permitted assigns, against and to hold it and them harmless from, all loss, costs, liability and expense (including judgements, settlements and reasonable legal fees) suffered, incurred or imposed by reason of any breach by SBS of any of its representations and warranties or covenants made hereunder.

     b) The Client hereby covenants and agrees to indemnify SBS, its successors, licensees and permitted assigns, against and to hold it and them harmless from, all loss, costs, liability and expenses (including judgements, settlements and reasonable legal fees) suffered, incurred or imposed by reason of any breach by the Client of any of its representations, warranties or covenants made hereunder.

4. The prices quoted herein are exclusive of all applicable taxes, including with limiting the generality of the foregoing, any goods and services, sales, value added taxes, duties, tariffs and government charges.

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5.   All Pre-Existing Intellectual Property Rights in and to the Side-by-Side
     Keyer Units and the Copies of the Product, except the Content, shall remain vested in SBS and/or Ultimatte.

6. The Client shall not reverse engineer, decompile or disassemble the object code or the source of the Copies of the Product or the Side-by-Side Keyer Units.

7. Each Party to this Letter Agreement will maintain the Confidential Information of the other Party as strictly confidential and undertakes not to disclose same without the prior written consent of the disclosing party, except to those of its officers, directors and employees who have a need to know and require access to the Confidential Information.

8.   a)   No waiver or modification of any of the terms of this Letter Agreement shall be valid unless made in writing and signed by SBS and the Client.

     b) The headings of the sections of this Letter Agreement are for convenience of reference only and do not form any part of this Letter Agreement and in no manner modify, interrupt or construe this Letter Agreement between the parties hereto.

     c) This Letter Agreement shall ensure to the benefit of, and be binding upon the parties hereto and their respective successors, licensees and permitted assigns.

     d) Except as otherwise stated herein, this Letter Agreement cannot be assigned by the Client without the express prior written consent of SBS.

     e) Any notice, request, payment or other communication required or permitted to be given hereunder shall be given by pre-paid telex, telegram, electronic facsimile transmission or delivered by pre-paid registered mail or in person at the address of the respective parties set forth on the first page hereof or at such other address as either party may designate as its address for service from time to time by giving notice to the other of them to that effect as herein provided. Any notice, request, payment or other communication shall be deemed to have been given, made or communicated, as the case may be, at the time that the same is personally delivered, telexed, telegrammed or sent by electronic facsimile transmission or, if by pre-paid registered mail as aforesaid, on the fourth day (excluding Saturdays, Sundays, statutory holidays and periods during which strikes or other occurrences interfere with normal mail service) next following the date when the same is so mailed.

     f) The parties hereto confirm that they have each requested that this Letter Agreement and any related documents be drawn up in the English language.

     g) This Letter Agreement constitutes the entire agreement between the parties concerning the subject matter thereof. The parties are not relying upon any earlier representation, which is not included in this Letter Agreement.

     h) Covenants concerning intellectual property are to be construed as being independent of other provisions in this Letter Agreement.

     i) In the event that any portion of this Letter Agreement is held by an arbitrator or a court of competent jurisdiction to be invalid or unenforceable, then the remaining portions of the Letter Agreement shall survive unaffected.

     j) The waiver by any party of a breach of this Letter Agreement does not constitute a waiver of other breaches or rights under this Letter Agreement. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     k) Delays or non-performance of any obligations under this Letter Agreement caused by events beyond the control of the party having the obligation (including, but not limited to acts of God, acts of war, riot, fire, flood, or other disaster, acts of government, strike lockout or communication line or power failures) shall not be a breach



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          of this Letter Agreement. Performance times shall be extended for a period of time equivalent to the period of delay provided that in the event that SBS is delayed by reason of such cause, no extension shall be made unless written notice of such delay and any resulting effects is provided by SBS to the Client. Regardless of such notice, where the delay extends beyond a period of [thirty (30)] days, the Client may elect to terminate this Letter Agreement and obtain the Deliverables from a third party without any further obligation to SBS.

     l) This Letter Agreement does not establish a joint venture or partnership between SBS and the Client. Neither Party shall have the right to bind the other to any agreement with a Person or to incur any obligation or liability on behalf of the other Party. In no circumstances shall any of SBS's agents or employees be or be deemed to be employees or agents of the Client, and SBS shall pay and accept full and exclusive liability for the assessments or contributions required by any governmental or administrative body having jurisdiction.

     m) All amounts specified in this Letter Agreement will be payable in US dollars, and all references to dollar amounts herein are to US dollars.

     n) Neither Party shall use the other's name or refer to the other in any advertising or marketing literature without prior written approval of the other, and such approval will not be unreasonably withheld or delayed.

     o) Notwithstanding that the Project Services may be performed outside the United States:

          i) this Letter Agreement shall be governed by and construed in accordance with the laws of the State of Florida and the federal laws of the United States applicable therein;

          ii) the Parties hereby irrevocably attorn to the jurisdiction of the Courts of the State of Florida.

     p) Except as specifically provided in this Letter Agreement, nothing contained in this Letter Agreement shall be construed as:

          i) granting or conferring any rights, by license or otherwise either expressly or by implication, estoppel or any other manner, under patent rights other than those granted hereunder; or

          ii) granting or conferring any license or right with respect to any trademark, trade or brand name, the corporate name of either Party, or the corporate name of a subsidiary of either Party, or any other name or mark or any contraction, abbreviation or simulation thereof; or

          iii) an agreement or warranty, either expressed, implied or statutory, to defend or indemnify the other party hereto for infringement of any patent right, trademark or copyright of a third party arising out of any work carried out pursuant to this Letter Agreement, or arising out of the manufacture, use, lease or sale of the Side by Side Keyer Units; or

          iv) a warranty or representation that the use of any furnished information will be free from patent infringement or any other claim of a third party; or

          v) a warranty, either expressed, implied or statutory (including any implied warranty of merchantability or fitness for a particular purpose) as to prototypes and any commercial or any other device or article developed pursuant to this Letter Agreement; or

          vi) an agreement by one party hereto to protect, indemnify or hold harmless the other party hereto from any liability resulting from such other party's use of any information of such one party; or


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          vii) an obligation to file any patent application, or to prosecute any opposition, interference, conflict proceeding, or other contest of priority, or to secure any patent or patent rights, or to maintain any patent in force, or to provide copies of patent applications to the other party, or to disclose any inventions described or claimed in such patent applications.

     q)   i)   In the event that either Party shall default in any of its obligations hereunder, and should such default continue for thirty (30) days after the same shall have been called to the attention of such party in writing by the other Party, or should file a petition in bankruptcy or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency, or be adjudged bankrupt, or should go or be placed into a process or complete liquidation other than for an amalgamation or reconstruction, or if a receiver be appointed for its business and such receiver is not discharged within sixty (60) days after appointment, then the other Party, at its option, may terminate such party's rights under this Letter Agreement by giving ten
               (10) days notice in writing.

          ii) any obligations which accrue prior to termination or expiration, including the obligations of confidentiality shall survive such termination or expiration for their full term.

          iii) No failure or delay on the part of a Party to exercise any of its rights under this Article for one or more defaults shall be construed to prejudice its rights in connection with such or any subsequent default.

     If the foregoing terms are acceptable to you, please confirm your acceptance by signing and dating this Letter Agreement where indicated and then return three fully executed copies of same to us at our address.

Yours very truly,

SBS INTERACTIVE, CO.

Per:     Steven S. Cady
     ---------------------------------c/s
         Authorized Signing Officer


Accepted and agreed to this 10th day of May, 2004.




Per:     /s/ Mickey Katra
     -----------------------------------
         Authorized Signing Officer



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               THIS IS SCHEDULE "A" TO A LETTER AGREEMENT BETWEEN
        SBS INTERACTIVE CO. AND KICK COMMUNICATIONS DATED MAY 10th, 2004

                               CONTENT PRODUCTION
                               ------------------

A.4.a.) Will refer to SBS Content Production charges (to be listed in this Schedule), such charges to be agreed by the Parties after the signing of this Agreement

Any such charges will be paid by the Client in accordance with Clause A.4.a) and
b) appearing earlier in this document.









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               THIS IS SCHEDULE "B" TO A LETTER AGREEMENT BETWEEN
        SBS INTERACTIVE CO. AND KICK COMMUNICATIONS DATED MAY 10th, 2004

                                COPIES OF PRODUCT
                                -----------------

____________To be inserted here by mutual consent of the Parties after the signing of this Agreement



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               THIS IS SCHEDULE "C" TO A LETTER AGREEMENT BETWEEN
        SBS INTERACTIVE CO. AND KICK COMMUNICATIONS DATED MAY 10th, 2004

                                   DEFINITIONS
                                   -----------

a) Ancillary Materials" means the packaging, labelling, and other materials designed to be packaged with the Product, including, without limitation, user manuals, promotional and sales brochures, catalogues, sell sheets and advertising copy.

b) "Copy of the Product" or "Copies of the Product" means a copy or copies of the Product or tangible video storage media packaged for ultimate retail sale to end-user customers, which will contain certain source code, algorithms and proprietary technology to prevent any modification or manipulation thereof.

c)   "Derivative" means:

     a) any work, product, service, improvement, modification, alteration, enhancement, new version, sequel, translation, adaptation, design, plot, theme, character, story line, concept, scene, audiovisual display, materials and documentation, in any medium, format or form whatsoever (including, without limitation, film, video or animation), that is derived in any manner, directly or indirectly, from the Product or any part or aspect thereof or that uses or incorporates the Product or any part or aspect thereof;

     b)   all "derivative works" of the Product as defined in the Copyright Law;
          and

     c)   all materials and documentation related to each of the foregoing.

d) "Content" means all plots, themes, characters, story lines, concepts, fictional worlds and universes, walk through screenplays, scenes, audiovisual displays, ideas, designs, art graphics, music and sound which will, when completed, comprise the pre-recorded foreground video source.

e) "Intellectual Property Rights" means all copyrights (including, without limitation, the exclusive right to reproduce, distribute copies of, display and perform the copyrighted work to prepare derivative works), copyright registrations and applications, trademark right (including, without limitation, registrations and applications), patent rights, trade names, mask-work rights, trade secrets, moral rights, author's rights, algorithms, rights in packaging, goodwill and other intellectual property rights, and all renewals and extensions thereof, regardless of whether any such rights arise under the laws of the United States of America, or any other province, country or jurisdiction, and all Derivatives of any of the foregoing.

f) "Location" means the studio or other location or locations designated by SBS as having an Ultimatte certified studio set.

g)   "Party" means either or both of SB and the Client, as the case may be.

h) "Pre-existing Intellectual Property Rights" means all Intellectual Property Rights which SBS or Ultimatte can document that it owned or rightfully used prior to the date of this Letter Agreement.

i) "Product" means that certain custom video program and related materials to be developed based on the content including, without limitation, Ancillary Materials, Work Product, and Derivatives.

j) "Side by Side Keyer Units" means the physical hardware product and related electronic components developed by Ultimatte using its proprietary technology which functionally allows persons or other foreground images to be composited as the background source on a monitor with a pre-recorded foreground video source and for which SBS has been granted patent rights.

k) "Technical Personnel" means those persons certified in the use and operation of the Ultimatte Technology, together with such other personnel as are necessary for the technical production of the Content, including, gaffers, lighting and stage crew, camera directors, cameramen, etc.

l) "Work Product" means any and all existing or to-be-developed parts, components or aspects of the Content that are designed, created or contributed to by SBS.